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                                                                     EXHIBIT 3.4

                                    BYLAWS
                                      OF
                       SEMPRA ENERGY GLOBAL ENTERPRISES
                  (Formerly known as Sempra Energy Holdings)

             (As Amended and Restated through September 15, 2000)


                                   ARTICLE I

                          Principal Executive Office
                          --------------------------

          The principal office of the corporation in the State of California shall be located in the City of San Diego, County of San Diego. The corporation may have such other offices, either within or without the State of California, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                  ARTICLE II

                           Meetings of Shareholders
                           ------------------------

          Section 1.  Annual Meetings.  The regular annual meeting of
                      ---------------
shareholders of the corporation shall be held on a date and time designated by the board of directors. At the regular meeting of shareholders, directors shall be elected and any other business may be transacted which is required to be approved by the shareholders.

          Section 2.  Special Meetings.  Special meetings of shareholders may be
                      ----------------
called by the board of directors, or by the chairman of the board, if there be such an officer, or by

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the president or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting.

          Section 3.  Place of Meetings.  Each annual or special meeting if
                      -----------------
shareholders shall be held at such location as may be determined by the board of directors, or if no determination is made at such place as may be determined by the chief executive officer or by any other officer authorized by the board of directors or by the chief executive officer to make such determination, and if no location is so determined at the principal executive office of the corporation.

          Section 4.  Notice of Meetings.  Notice of each annual or special
                      ------------------
meeting of shareholders shall be given as required by law and, subject to the requirements of applicable law, shall contain such information, and shall be given to such persons at such time and in such manner as the board of directors shall determine or, if no determination is made, as the chief executive officer or any other officer so authorized by the board of directors or by the chief executive officer shall determine.

          Section 5.  Waiver of Notice.  The transactions of any meeting of
                      ----------------
shareholders, however called and noticed, shall be as valid as though in a meeting duly held after regular call and notice if a quorum be present and before or after the meeting each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof.

          Section 6.  Conduct of Meetings.  Subject to the requirements of
                      -------------------
applicable law, all annual and special meetings of shareholders shall be conducted in accordance with such rules and procedures as the board of directors may determine and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any annual or special meeting of shareholders shall be designated by the

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board of directors and, in the absence of any such designation, shall be the chief executive officer of the corporation or other person designated by the chief executive officer.

          Section 7.  Action Without Meeting.  Except as may be prohibited by
                      ----------------------
the California General Corporation Law or by the Articles of Incorporation or by these bylaws, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any such action is taken without a meeting, notice shall be given as required by law.

                                  ARTICLE III

                              Board of Directors
                              ------------------

          Section 1.  Number of Directors. The authorized number of directors of
                      -------------------
the corporation shall not be less than three (3) nor more than seven (7) until changed by a duly adopted bylaw amending this Section 1.

          The number of directors initially shall be fixed at three (3) until changed, within the limits specified above, by a duly adopted bylaw amending this Section 1 or by the board of directors. A majority of the fixed number of directors shall constitute a quorum.

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                                  ARTICLE IV

                             Meetings of Directors
                             ---------------------

          Section 1.  Regular Meetings.  Regular quarterly meetings of the board
                      ----------------
of directors shall be held on such dates as shall be fixed by the board of directors.

          Immediately following each annual meeting of shareholders, there shall be a regular meeting of the board of directors of the corporation for the purposes of organization, election of officers and the transaction of the other business.

          Notice of regular meetings of the board of directors is not required.

          Section 2.  Special Meetings.  Special meetings of the board of
                      ----------------
directors for any purpose may be called at any time by the chairman of the board, if there be such an officer, or by the president or by any vice president or by any two directors.

          Notice of the time and place of special meetings shall be given personally to each director, or communicated by telephone, or sent to each director by mail or other form of written communication. In case of notice by mail, telefax or other form of written communication (i) it shall be deposited in the United States mail or Sempra Energy company mail or telefaxed at least twenty-four (24) hours prior to the time of the meeting or (ii) delivered to the director's regular business office during normal business hours at least four
(4) hours prior to the time of the meeting. In case notice is given personally or by telephone, it shall be given at least four (4) hours prior to the time of the meeting. Such mailing, telefaxing, delivering or giving of personal notice shall be legal notice to the directors.

          Section 3.  Place of Meetings.  Each regular or special meeting of the
                      -----------------
board of directors shall be held at the location determined as follows: The board of directors may designate any place, within or without the state of California, for the holding of any meeting;

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if no such designation is made, at such location as is designated by the person or persons calling the meeting; and if neither of such designations is made, at the principal executive office of the corporation.

          Section 4.  Conduct of Meetings.  Subject to the requirements of
                      -------------------
applicable law, all regular and special meetings of the board of directors shall be conducted in accordance with such rules and procedures as the board of directors may approve and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any regular or special meeting shall be the chief executive officer or any other person that the board of directors may designate.

          Section 5.  Conference Telephones.  Members of the board of directors
                      ---------------------
may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section 5 constitutes presence in person at such meeting.

          Section 6.  Action Without Meeting.  Any action required or permitted
                      ----------------------
to be taken by the board of directors may be taken without a meeting if all members of the board of directors shall individually or collectively consent in writing to such action. Such written consent shall be filed with the minutes of the proceedings of the board of directors. Such action by written consent shall have the same force and effect s a unanimous vote of directors. Committees of the Board of directors may not take action by written consent without a meeting.

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                                   ARTICLE V

                                    Officers
                                    --------

          Section 1.  Officers.  The officers of the corporation shall be a
                      --------
president, a secretary and a treasurer. The corporation may have, at the discretion of the board of directors, a chairman of the board, vice presidents, assistant secretaries, assistant treasurers, and such other officers as may be necessary or advisable for the conduct of the business. One person may hold two or more offices.

          Section 2.  Election.  The officers shall be elected by the board of
                      --------
directors and shall hold office at the pleasure of the board of directors. In the absence of further action by the board of directors, all officers shall hold office until the election, qualification and acceptance of office by their respective successors.

                                   ARTICLE VI

                             Chairman of the Board
                             ---------------------

          The Chairman of the Board, if there be such an officer, shall exercise and perform such powers and duties as may be assigned to him by the board of directors.

                                  ARTICLE VII


                                   President
                                   ---------

          Subject to supervisory powers as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall have all of the powers and shall perform all of

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the duties which are inherent in the office of the president. He shall have general charge and supervision of the corporation's business and all of its officers, agents and employees. He shall fix the compensation of the remaining officers of the corporation, other than the chairman, if there be one, and shall have the additional powers and perform further duties as may be prescribed by the board of directors.

                                  ARTICLE VIII


                                Vice Presidents
                                ---------------

          In the president's absence, disability or refusal to act, the vice presidents in order of their rank shall perform all of the duties of the president and when so acting shall have all the president's powers and be subject to all the restrictions upon the president. The vice presidents shall have other powers and perform additional duties as may be prescribed by the board of directors or by the chief executive officer.

                                  ARTICLE IX


                                   Secretary
                                   ---------

          Section 1.  Duties.  The secretary shall keep, at the principal
                      ------
executive office, a book of minutes of all meetings of directors and of shareholders, with the time and place of holding, whether regular or special, and if special how authorized and the notice given, the names of those present at meetings of directors, the number of shares represented in person or by written proxy at meetings of shareholders and the proceedings. The secretary shall keep at the principal executive office a share register showing the names of the shareholders and their addresses, the number of shares and classes of shares held by each, the number and date of every certificate issued for the shares and the number and date of cancellation of

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every certificate surrendered. The secretary shall give notice of all the meetings of the shareholders and of the board of directors required by the bylaws or by law, and shall keep the seal of the corporation in safe custody and shall have such other powers and perform additional duties as may be prescribed by the board of directors or by the chief executive officer.

          Section 2.  Agent for Service of Process.  Unless the board of
                      ----------------------------
directors shall designate another person to be the agent for service of process in California, the secretary shall be the agent for service of process.

          Section 3.  Assistant Secretaries.  It shall be the duty of the
                      ---------------------
assistant secretaries to assist the secretary in the performance of the secretary's duties. In the absence or disability of the secretary, the secretary's duties may be performed by an assistant secretary.

                                   ARTICLE X

                     Treasurer And Chief Financial Officer
                     -------------------------------------

          Section 1.  Chief Financial Officer.  Unless the board of directors
                      -----------------------
shall designate another officer to be the chief financial officer, the treasurer shall be the chief financial officer.

          Section 2.  Duties.  The treasurer shall have custody and account for
                      ------
all funds of the corporation which may be deposited with him or in banks or other places of deposit. He shall disburse funds which have been duly approved for disbursement. He shall sign notes, bonds or other evidences of indebtedness for the corporation as the board of directors

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may authorize. He shall perform such other duties which may be assigned by the board of directors or by the chief executive officer.

          Section 3.  Assistant Treasurers.  It shall be the duty of the
                      --------------------
assistant treasurers to help the treasurer in the performance of the treasurer's duties. In the absence or disability of the treasurer, the treasurer's duties may be performed by an assistant treasurer.

                                   ARTICLE XI

                 Indemnification of Agents of the Corporation;
                 --------------------------------------------

                        Purchase of Liability Insurance
                        -------------------------------


          Section 1. For the purposes of this Article XI, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under section 4 or paragraph (c) of Section 5 of this Article.

          Section 2. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason the fact that such person is or was an agent of the corporation, against expenses,

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judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption
---- ----------
that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

          Section 3. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Section 3:

               (a) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

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               (b)  Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval or

               (c) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

          Section 4. To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in Section 2 or 3 or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

          Section 5. Except as provided in Section 4, any indemnification under this Article shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2 or 3, by:
               (a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

               (b) Approval or ratification by the affirmative vote of a majority of the shares of the corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote, and by the affirmative vote or written consent of such greater proportion of the shares of any class or series as may be provided in the Articles of Incorporation for such action. For purposes of determining the required quorum of any meeting of shareholders called to approve or ratify indemnification of an agent and the vote or written consent required therefor, the snares owned by the person to be indemnified shall not be considered outstanding and shall not be entitled to vote thereon; or

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               (c)  The court in which such proceeding is or was pending, upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the corporation.

          Section 6. Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

          Section 7. This Article shall create a right of indemnification for each person referred to in this Article, whether or nor the proceeding to which the indemnification relates arose in whole or in part prior to adoption of this Article, and in the event of the death of such agent, whether before or after initiation of such proceeding, such right shall extend to such person's legal representatives. This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent or the corporation as defined in Section 1. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article. In addition to the maximum extent permitted by applicable law, the right of indemnification hereby given shall not be exclusive of or otherwise affect any other rights such agent may have to indemnification, whether by law or under any contract, insurance policy or otherwise.

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          Section 8.  No indemnification or advance shall be made under this
Article, except as provided in Section 4 or paragraph (c) of Section 5, in any circumstance where it appears:

               (a) That it would be inconsistent with a provision of the Articles of Incorporation, these bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

               (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

          Section 9. Upon determination by the board of directors, the corporation may purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article.

                                  ARTICLE XII

                                Annual Reports
                                --------------


          The annual report to shareholders prescribed in Section 1501 of the California General Corporation Law is hereby expressly waived.

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                                  ARTICLE XIII


                              Amendments to Bylaws
                              --------------------


          Section 1.  Shareholder Vote.  New bylaws may be adopted or these
                      ----------------
bylaws may be amended or repealed by the vote of shareholders exercising a majority of the voting power represented by the outstanding shares, or by the written consent of shareholders exercising such voting powers.

          Section 2.  Board of Directors Vote.  Subject to the right of
                      -----------------------
shareholders as provided in Section 1 of this Article XIII, bylaws may be adopted, amended or repealed by a majority of the board of directors, except a bylaw or amendment changing the authorized number of directors, a bylaw or amendment changing the power of the board of directors to fill a vacancy or vacancies occurring on the board of directors by reason of the removal of a director or directors, and any other bylaw or amendment which by law or by the articles of incorporation or by these bylaws may be adopted only by the shareholders.

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